SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.   20549


                                     FORM 8-K


                                  CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of report (Date of earliest event reported):        July 16, 1997


                               O'SULLIVAN CORPORATION
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

                                   VIRGINIA
                ----------------------------------------------
                (State or other jurisdiction of incorporation)

                1-4438                               54-0463029
      ------------------------     ------------------------------------
      (Commission File Number)     (IRS Employer Identification Number)

         1944 Valley Avenue, PO Box 3510, Winchester, Virginia, 22601
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)

                               (540)  667-6666
            ----------------------------------------------------
            (Registrant's telephone number, including area code)
























Item 2.	Acquisition or Disposition of Assets

On July 16, 1997, GH Acquisition Corp., a Delaware corporation (Buyer) and a wholly-owned subsidiary of Gardena Holding AG, a German corporation entered into a definitive agreement with O'Sullivan Corporation, a Virginia corporation (Registrant), pursuant to which Buyer agreed to purchase substantially all of Registrant's consumer products business, identified as Melnor Inc., including the stock of Melnor's wholly-owned subsidiary, Melnor Canada, Ltd.

The transaction is subject to various contractual closing conditions, including applicable governmental approvals, but is expected to become effective during August, 1997. The final net purchase price is estimated to be approximately $21 million. The final purchase price is subject to adjustments made at the completion of an agreed-upon Closing Balance Sheet as of the final date of sale.

As a part of the transaction, the parties have agreed to establish an escrow account containing $2.5 million deducted from the net proceeds of the disposed assets and liabilities for potential variances in projected business operations during the fiscal year subsequent to the transaction.

As a part of the transaction, Registrant will enter into a commercial lease agreement with Buyer for the facilities currently being occupied in Winchester, Virginia by the U.S. operations of Melnor Inc. The agreement will contain a provision for Buyer to purchase the facilities at a future date.


Item 7.  Financial Statements and Exhibits

         (b)  Pro Forma Financial Information

              Pro Forma Consolidated Balance Sheet at June 30, 1997.

              Pro Forma Consolidated Statements of Income for the Year Ended December 31, 1996 and for the Six Months Ended June 30, 1997.

         The Pro Forma Consolidated Balance Sheet of Registrant as of
         June 30, 1997 reflects the financial position of Registrant after giving effect to the transaction discussed in Item 2 and assumes the disposition took place on June 30, 1997. The Pro Forma Consolidated Statements of Income for the year ended December 31, 1996 and for the six months ended June 30, 1997 assume that the disposition took place prior to December 31, 1996 and present the operations of Registrant for those periods.

         The unaudited pro forma consolidated financial statements have been prepared by Registrant based upon assumptions deemed appropriate in connection with the disposition described in Item 2. These statements are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Registrant, or of the financial position or results of operations of Registrant that would have actually occurred had the transaction been in effect as the date or for the periods presented.

         The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Registrant.


         (c)  Exhibits

         2.1 Asset Purchase Agreement By and Among O'Sullivan Corporation and Melnor Inc. (as Seller) and GH Acquisition Corp. and Gardena Holding AG, (as Buyer).

         2.2 Agreement Between Parties Concerning Canadian Collective Bargaining Agreement and Export Representative Agreement.


















































                     O'SULLIVAN CORPORATION AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                  (Unaudited)

                                               Pro Forma
                                Historical    Adjustments           Pro Forma
   ASSETS                      ------------  -------------        -------------
Current Assets
  Cash and cash equivalents    $  8,839,519  $  21,248,091  (b)   $  30,087,610
  Receivables                    36,320,126     (7,862,886) (a)      28,457,240
  Inventories                    36,518,388    (13,661,559) (a)      22,856,829
  Deferred income tax assets      1,295,638        (54,000) (a,c)     1,241,638
  Other current assets            1,654,687        478,213  (a,c)     2,132,900
                              -------------  -------------        -------------
       Total current assets   $  84,628,358  $     147,859        $  84,776,217
                              -------------  -------------        -------------

Property, Plant and Equipment $  45,967,385  $  (5,193,695) (a)   $  40,773,690
                              -------------  -------------        -------------

Other Assets                  $   9,213,500  $   3,081,930  (a,b) $  12,295,430
                              -------------  -------------        -------------

       Total assets           $ 139,809,243  $  (1,963,906)       $ 137,845,337
                              =============  ==============       =============


































                     O'SULLIVAN CORPORATION AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                    JUNE 30, 1997
                                     (Unaudited)



   LIABILITIES AND
     STOCKHOLDER'S EQUITY
Current Liabilities
  Current portion of
    long-term debt           $      62,296   $   (62,296) (a)   $       -- --
  Accounts payable              10,795,148      (801,506) (a)       9,993,642
  Accrued expenses               6,776,126      (526,311) (a)       6,249,815
                             -------------   ------------       -------------
   Total current liabilities $  17,633,570   $(1,390,113)       $  16,243,457
                             -------------   ------------       -------------

Long-Term Debt               $       -- --   $      -- --       $       -- --
                             -------------   ------------       -------------

Other Long-Term Liabilities  $   2,944,728   $  2,501,086 (a,b) $   5,445,814
                             -------------   ------------       -------------

Deferred Income Taxes        $   3,313,721   $    (43,323) (a)  $   3,270,398
                             -------------   -------------      -------------
Commitments and
  Contingencies              $       -- --   $       -- --      $       -- --
                             -------------   -------------      -------------

Stockholders' Equity
  Common stock, par value
    $1.00 per share; authorized
    30,000,000 shares        $  15,743,222   $       -- --      $  15,743,222
  Additional paid-in capital     2,719,373           -- --          2,719,373
  Retained earnings             97,975,515      (3,315,000) (d)    94,660,515
  Cumulative translation
    adjustments                   (283,444)        283,444  (a)         -- --
  Unrecognized pension costs,
    net of deferred tax effect    (237,442)          -- --           (237,442)
                             --------------  -------------      -------------
      Total stockholders'
        equity               $  115,917,224  $  (3,031,556)     $ 112,885,668
                             --------------  --------------     -------------

      Total liabilities and
        stockholders' equity $  139,809,243  $  (1,963,906)     $ 137,845,337
                             ==============  ==============     =============












                     O'SULLIVAN CORPORATION AND SUBSIDIARIES
                         NOTES TO PRO FORMA BALANCE SHEET
                                  (Unaudited)


(a) To eliminate assets and liabilities of Melnor Inc. included in the disposition.

(b) To record estimated cash proceeds from the disposition of the specified Melnor Inc. assets and liabilities based on June 30, 1997 balances.
     The actual proceeds will be based on the Closing Balance Sheet on the date of the actual sale. The net proceeds excludes the $2.5 million escrow account to be established as part of the sale.

(c)  To reflect the tax benefit related to the transaction.

(d) To record the estimated net loss from the disposition of the specified Melnor Inc. assets and liabilities.










































                     O'SULLIVAN CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (Unaudited)


                                               Pro Forma
                              Historical      Adjustments  (a)   Pro Forma
                             -------------   -------------     -------------

Net sales                    $ 211,363,709   $ (40,145,222)    $ 171,218,487
Cost of products sold          175,559,141     (35,379,136)      140,180,005
                             -------------   -------------     -------------
     Gross profit            $  35,804,568   $  (4,766,086)    $  31,038,482
                             -------------   -------------     -------------
Operating expenses
  Selling and warehousing    $  10,717,579   $  (5,717,468)    $   5,000,111
  General and administrative     8,157,101      (2,013,296)        6,143,805
                             -------------   -------------     -------------
                             $  18,874,680   $  (7,730,764)    $  11,143,916
                             -------------   -------------     -------------

  income from operations     $  16,929,888   $   2,964,678     $  19,894,566
                             -------------   -------------     -------------

Other income (expense)
  Interest income            $     686,021   $   1,904,059     $   2,590,080
  Interest expense                (108,249)        105,273            (2,976)
  Other, net                       107,486         317,498           424,984
                             -------------   -------------     -------------
                             $     685,258   $   2,326,830     $   3,012,088
                             -------------   -------------     -------------

Income before income taxes   $  17,615,146   $   5,291,508     $  22,906,654

Income  taxes                    6,885,653       1,907,254         8,792,907
                             -------------   -------------     -------------

Net income                   $  10,729,493   $   3,384,254     $  14,113,747
                             =============   =============     =============

Net income per common share  $         .66   $         .21     $         .87
                             =============   =============     =============

(a) To eliminate the net loss of Melnor Inc. for the year ended December 31, 1996. The adjustment for interest income reflects the interest charges to Melnor Inc. by parent company for the period presented.













                      O'SULLIVAN CORPRATION AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (Unaudited)


                                               Pro Forma
                               Historical     Adjustments  (a)    Pro Forma
                             -------------   -------------      -------------

Net sales                    $ 104,964,921   $ (19,794,284)     $  85,170,637
Cost of products sold           87,343,393     (15,954,345)        71,389,048
                             -------------   -------------      -------------
     Gross profit            $  17,621,528   $  (3,839,939)     $  13,781,589
                             -------------   -------------      -------------
Operating expenses
  Selling and warehousing    $   5,022,037   $  (2,443,759)     $   2,578,278
  General and administrative     3,678,450        (741,829)         2,936,621
                             -------------   -------------      -------------
                             $   8,700,487   $  (3,185,588)     $   5,514,899
                             -------------   -------------      -------------

  income from operations     $   8,921,041   $    (654,351)     $   8,266,690
                             -------------   -------------      -------------

Other income (expense)
  Interest income            $     275,149   $   1,129,770      $   1,404,919
  Interest expense                 (10,777)          3,669             (7,108)
  Other, net                      (169,557)        198,159             28,602
                             -------------   -------------      -------------
                             $      94,815   $   1,331,598      $   1,426,413
                             -------------   -------------      -------------

Income before income taxes   $   9,015,856   $     677,247      $   9,693,103

Income  taxes                    3,541,359         236,416          3,777,775
                             -------------   -------------      -------------

Net income                   $   5,474,497   $     440,831      $   5,915,328
                             =============   =============      =============

Net income per common share  $         .35   $         .03      $         .38
                             =============   =============      =============

(a) To eliminate the net loss of Melnor Inc. for the six months ended June 30, 1997. The adjustment for interest income reflects the interest charges to Melnor Inc. by parent company for the period presented.


















                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           O'SULLIVAN CORPORATION


                                           /s/ James T. Holland
                                           ------------------------
                                           James T. Holland
                                           President and Chief
                                           Executive Officer



                                           /s/  C. Bryant Nickerson
                                           ------------------------
                                           C.  Bryant Nickerson
                                           Secretary, Treasurer and Chief
                                           Financial Officer



July 29, 1997